Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-Q of SunVesta, Inc., for the quarterly period ended June 30,

2016, as filed with the Securities and Exchange Commission on the date hereof, I, Hans Rigendinger,

do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley

Act of 2002, that, to the best of my knowledge and belief:

(1)

This report fully complies with the requirements of section 13(a) or 15(d) of the

Securities Exchange Act of 1934; and

(2)

The  information  contained  in  this  report  fairly  presents,  in  all  material  respects,  the financial  condition of the registrant  at the end of the period covered by this  report  and results of operations of the registrant for the period covered by this report.

Date: August 19, 2016

/s/ Hans Rigendinger

Hans Rigendinger

Chief Executive Officer and Chief Financial Officer

This certification accompanies this report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for the purposes of §18 of the Securities Exchange Act of 1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by §906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request